EXHIBIT 10.33

November 12, 1997

To:     Mae Lyn Woo
        3080 Wrangler Road
        San Ramon,  CA 94583

Dear Mae Lyn:

Here is a summary of our offer to you for the position of Controller of our company:

        1)      Term:           2 years

        2)      Startdate:      December 15, 1997

3) Annual salary: $40,000 per year for the first year, adjustment for the 2nd year to be determined upon review. During the course of your employment, if the responsibilities and time involvement deviate significantly in nature from the originally anticipated capacity of the "Controller", then the salary shall be re-negotiated in good faith between the parties.

4)      At the end of each 12-month period, options to purchase
10,000 shares of common stock of the company exercisable at the closing price of today November 12, 1997, subject to compliance with applicable laws. If termination occurs prior to the end of a 12-month period, the number of options granted shall be prorated over the months of employment within that period.

5) A $300 per month medical insurance allowance through the company's group plan with Kaiser Permanente or another carrier of your choice.

I hope the above points are acceptable to you and if that is the case, please acknowledge so by providing your signature below and the above points will then become the terms of our agreement.

Best Regards,

/s/ Anthony K. Chan
Anthony K. Chan
President & CEO


Accepted:

By:     /s/ Mae Lyn Woo                 Date:   November 12, 1997
            Mae Lyn Woo


             AMENDMENT TO EMPLOYMENT AGREEMENT JULY 1, 1998


To:  Mae Lyn Woo
       3080 Wrangler Road
       San Ramon  CA 94583

Dear Mae Lyn:

This letter serves as an amendment to the Employment Agreement dated November 12, 1997 effective July 1, 1998.

The terms of the November 12, 1997 Employment Agreement are amended as follows:

3) Annual Salary: $70,000 per year beginning July 1, 1998. The position is Vice President and Chief Financial Officer.

4) At the end of each 12 month period beginning July 1, 1998, options to purchase an additional Five Thousand (5, 000) shares of common stock of the company exercisable at $6.5625 per share, the closing price of July 1, 1998, subject to compliance with applicable laws.

The remaining terms and conditions as outlined in the original
Employment Agreement continue to be in effect.


Best Regards,

/s/ Anthony K. Chan
Anthony K. Chan
President & CEO

Accepted:

By:     /s/ Mae Lyn Woo                         Date:   July 1, 1998
            Mae Lyn Woo

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